UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): May 16, 2006


                              TAG-IT PACIFIC, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    1-13669                 95-4654481
(State or Other Jurisdiction        (Commission            (I.R.S. Employer
      of Incorporation)             File Number)           Identification No.)





                 21900 BURBANK BLVD., SUITE 270
                   WOODLAND HILLS, CALIFORNIA                    91367
             (Address of Principal Executive Offices)          (Zip Code)




                                 (818) 444-4100
              (Registrant's Telephone Number, Including Area Code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.01         NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED  LISTING
                  RULE OR STANDARD; TRANSFER OR LISTING.

         On May 16, 2006, Tag-It Pacific, Inc. received notice by letter from The American Stock Exchange LLC ("AMEX") that we do not meet certain of the continued listing standards as set forth in the AMEX Company Guide. Specifically, the AMEX letter cited our failure, as of December 31, 2005, to comply with: (i) Section 1003(a)(i) of the Company Guide because we had shareholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of our last three most recent fiscal years; and (ii) Section 1003(a)(ii) because we had shareholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of our four most recent fiscal years.

         In order to maintain our AMEX listing, we are required to submit a plan by June 15, 2006 advising AMEX of the actions we have taken or plan to take to regain compliance with the AMEX continued listing requirements within 18 months. This plan is subject to the review and approval by AMEX. There is no assurance that our plan will be accepted by AMEX or of the period of time, if any, that AMEX will allow us to continue our listing during the plan period. If we fail to timely submit this plan; AMEX does not accept the plan for any reason, or we fail to perform in accordance with the plan we will be subject to delisting procedures.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits.

                  99.1 Press Release dated May 19, 2006, published by Tag-It Pacific, Inc.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TAG-IT PACIFIC, INC.



Date:    May 19, 2006            By: /S/ LONNIE D. SCHNELL
                                     ------------------------------------------
                                     Lonnie D. Schnell, Chief Financial Officer


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